Exhibit p(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY


Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of TRUST FOR GOVERNMENT CASH RESERVES
 ........ and each of them, their true and lawful  attorneys-in-fact  and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.





SIGNATURES                           TITLE                                        DATE



/s/John F. Donahue                   Chairman and Trustee             January 13, 1999
---------------------------------
John F. Donahue                        (Chief Executive Officer)



/s/Glen R. Johnson                   President and Trustee            January 13, 1999
---------------------------------
Glen R. Johnson



/s/J. Christopher Donahue            Executive Vice President         January 13, 1999
---------------------------------
J. Christopher Donahue               and Trustee



/s/Thomas G. Bigley                  Trustee                          January 13, 1999
Thomas G. Bigley



/s/Nicholas P. Constantakis          Trustee                          January 13, 1999
Nicholas P. Constantakis



/s/John T. Conroy, Jr.               Trustee                          January 13, 1999
---------------------------------
John T. Conroy, Jr.







SIGNATURES                           TITLE                                        DATE



/s/William J. Copeland               Trustee                          January 13, 1999
William J. Copeland



/s/James E. Dowd                     Trustee                          January 13, 1999
James E. Dowd



/s/Lawrence D. Ellis, M.D.           Trustee                          January 13, 1999
---------------------------------
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.           Trustee                          January 13, 1999
---------------------------------
Edward L. Flaherty, Jr.



/s/Peter E. Madden                   Trustee                          January 13, 1999
Peter E. Madden



/s/John E. Murray, Jr.               Trustee                          January 13, 1999
---------------------------------
John E. Murray, Jr.



/s/Wesley W. Posvar                  Trustee                          January 13, 1999
Wesley W. Posvar



/s/Marjorie P. Smuts                 Trustee                          January 13, 1999
Marjorie P. Smuts




Sworn to and subscribed before me this 13 day of January, 1999




/s/Cheri S. Good
Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries